SECOND AMENDMENT TO LEASE

STATE OF TEXAS

COUNTY OF HARRIS

     This Second Amendment to Lease ("Amendment") is made and entered into as of December 29, 1994 by and between 600 C.C. Business Park, Ltd. ("Landlord") and Industrial Data Systems ("Tenant").

                                    RECITALS

     A. Whereas, Landlord who has succeeded the rights, title, and interest of American General Life Insurance Company as "Landlord" and Industrial Data Systems, as "Tenant", entered into a Lease Agreement dated January 16, 1991, (the "Lease") which lease was amended by the First Amendment to Lease
Agreement dated December 7, 1993 for certain premises known as 14900 Woodham Drive, Suite A-170, Houston, Texas 77073 consisting of approximately 5,625 square feet and;

     B. Whereas, Landlord and Tenant desire to modify the Lease so as to modify certain terms and provisions outlined in the original Lease and the First Amendment to Lease to allow for the relocation of Tenant's lease space within Century Center Business Park, the extension of the lease term and to increase the square footage of the premises that the tenant will occupy under the terms and conditions of the original Lease, the First Amendment to Lease, and this Second Amendment to Lease agreement and;

     C. Tenant and Landlord hereby agree that no other document has been executed or exchanged between the parties hereto other than the original Lease Agreement and the First Amendment to Lease specified above and that there are no side letters or any oral agreements between the parties and;

     D. Landlord and Tenant agree that all defined terms used in this Amendment shall have the same meaning assigned to them in the Lease and First Amendment to Lease, unless the context herein expressly provides otherwise.

     NOW, THEREFORE, for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   AGREEMENTS

     1. Effective January 1, 1995, Landlord and Tenant mutually agree to expand the "Leased Premises" to a total leasable area of 12,230 square feet and to "relocate" the lease premises to 600 Century Plaza Drive, Suite C-140 ("New Lease Premises") which is located within the development known as Century
Center Business Park (see attached Exhibit "A" and Exhibit "A-1").

     2. Landlord and Tenant agree to extend the expiration date of the existing lease term to January 31, 1999.

     3. It is agreed and understood by both parties that as of the date of this Amendment, the existing Lease and First Amendment to Lease shall govern the "New Lease Premises" as outlined in Item 1 above.

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SECOND AMENDMENT TO LEASE (CONTINUED)

     4. The monthly base rental shall remain as scheduled in the original Lease and First Amendment to Lease until the earlier of February 1, 1995, or when Tenant occupies the "New Lease Premises", at which time the base rental shall be modified and scheduled as follows:

     February 1, 1995 - January 31, 1996:    $4,769.70 ($.39 psf per month)
     February 1, 1996 - January 31, 1997:    $5,014.30 ($.41 psf per month)
     February 1, 1997 - January 31, 1999:    $5,258.90 ($.43 psf per month)

5. Taxes and Insurance charges as specified in Section 4 and Section 13 of the Lease, shall remain as modified in the First Amendment to Lease Agreement allowing that Tenant shall be responsible for any additional taxes and insurance costs which exceed an amount equal to the 1994 expense for these items per square foot of net rentable area in the total lease premises. All other defining terms and calculations of assessments and charges pursuant to these paragraphs shall remain as specified in the original Lease.

     6. Common Area Maintenance -- Tenant shall be required to pay its prorata share of common area maintenance expenses of the property. On a monthly basis, tenant shall pay an amount equal to $.07 per square foot per month as Tenant's prorata share of common area expenses as outlined in Section 7 of the Lease. THEREFORE, BEGINNING FEBRUARY 1, 1995, TENANT SHALL PAY $856.10 PER MONTH AS ITS ESTIMATED PRORATA SHARE OF THESE EXPENSES. LANDLORD AGREES THAT TENANT'S PAYMENT OF ITS PRORATA OF COMMON AREA MAINTENANCE COSTS WILL NOT EXCEED $.07 PER SQUARE FOOT PER MONTH DURING THE TERM OF THE LEASE.

     7. As an example of rental and expense obligations as modified in this Second Amendment to Lease and as ratified in the original Lease Agreement and the First Amendment to Lease Agreement, the following is an outline of Tenant's charges for February, 1995, rent and other charges:

     Base Rent:                        $  4,769,70
     Common Area Maintenance:          $    856.10
                                       -----------
     TOTAL PAYMENT FOR FEBRUARY 1995:  $  5,625.80

Rent and expense charges will remain as scheduled in the original Lease Agreement and First Amendment to Lease Agreement and as are currently being paid by Tenant until February 1, 1995.

     8. Whereas, Tenant agrees to accept the "New Lease Premises" in an "As Is", "Where Is" condition subject to Landlord making minor modifications to the lease premises which will include and be limited to re-carpeting of the carpeted areas ($10.00 per yard allowance), re-painting of the interior walls, removal of up to seventy-five feet (75') of interior walls, relocation of up to three (3) interior doors, the addition of up to eighteen (18) light fixtures, four (4) duplex plugs, and four (4) additional light switches, and Landlord shall make certain that the existing HVAC, electrical, and plumbing systems are in good operational order prior to Tenant's occupancy. Any costs of additional modifications above those stated herein, shall be the responsibility of Tenant. Tenant shall be allowed occupancy of the premises immediately upon completion of Landlord's described work and Tenant's acceptance of said work.

     9. Except as otherwise stated herein, all other terms and conditions of the Original Lease Agreement dated January 16, 1991, and the First Amendment to Lease Agreement dated December 7, 1993, by and between 600 C.C. Business Park, as Landlord and Industrial Data Systems, as Tenant shall remain in full force and effect and shall apply to the ("New Lease Premises") located at 600
Century Plaza Drive, Suite 140, Houston, Texas 77073.

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SECOND AMENDMENT TO LEASE (CONTINUED)

     10. Landlord agrees to pay for Tenant's cost of relocating the existing lease premises into the "New Lease Premises", which costs shall include moving of furniture fixtures and equipment, installation of telephone system (labor only), and wiring of existing computer network and other reasonable moving costs. Landlord's allowance for these moving costs shall not exceed $5,000.

     11. TENANT RIGHT TO ASSIGN OR SUB-LET -- Tenant shall have the right to assign this Lease or to sub-let the whole or any part of the premises with Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld. Should Tenant desire to assign or sub-let the premises, Tenant shall supply Landlord with required information regarding the assignee and/or sub-lessee, and shall await written authorization from Landlord to proceed with said sub-lease or assignment. All other terms outlined in the original lease which are not in conflict with the terms stated herein shall remain in full force and effect.

     12. FIRST NOTICE -- So long as Tenant is not in default of any of the terms and conditions of the Lease, if during the term of the Lease, any adjacent/contiguous space should become available for lease. Landlord shall use its best efforts to notify Tenant of such available space. Additionally, should Landlord obtain a prospective tenant which is interested in leasing such available space, Landlord shall provide Tenant notice of such. After Landlord has provided Tenant said notice, Tenant shall have five (5) working days to notify Landlord if Tenant wishes to lease additional space. Should Tenant notify Landlord of its intention to lease such space, Tenant shall then have five (5) working days after receipt of a formal agreement from the Landlord to execute said agreement regarding the leasing of this additional space.

     This Amendment shall be binding upon and insure to the benefit of Landlord and Tenant and their successors and assigns; however, this provision shall not permit any additional transfer or assignment of the Lease by Tenant which is otherwise limited by the terms of the Lease and this amendment required by Landlord's consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of this 29th day of December, 1994.

Exhibit List:

          Exhibit "A"   -- Site Plan
          Exhibit "A-1" -- Lease Premises

TENANT:                                LANDLORD:

INDUSTRIAL DATA SYSTEMS                600 C.C. BUSINESS PARK, LTD.

BY: /s/ WILLIAM COSKEY                 BY: /s/ JOHN W. COSTELLO

NAME:   William Coskey                 NAME:   John W. Costello

TITLE:  President                      TITLE:  General Partner

DATE:  December 28, 1994               DATE:   December 29, 1994

                                 EXHIBIT "A"
                                   SITE PLAN

                 [CENTURY CENTER BUSINESS PARK GRAPHIC OMITTED]

                            "Current Lease Premises"

                             "Temporary Premises"
                                 Approximately
                                   2,370 s.f.

                             "New Lease Premises"
                                 Approximately
                                  12,230 s.f.

                                EXHIBIT "A-1"

                        [LEASE PREMISES GRAPHIC OMITTED]

                               "LEASE PREMISES"

                             "Temporary Premises"
                               To be occupied by
                              Tenant until January
                                 31, 1995, only

                             "New Lease Premises"
                            Approximately 12,230 GRA

FLOOR PLAN